EXHIBIT 3.1

State Seal	Barbara K. Cegavske Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY- DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	THE HEMPACCO CO., INC.

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: JAMES K BURAU
Name

	☐ Noncommercial Registered Agent	OR	☐ Office or Position with Entity
	(name and address below)		(name and address below)

	Name of Noncommercial Registered Agent	OR	Name of Title of Office or Other Position with Entity

Nevada
	Street Address	City	Zip Code

Nevada
	Mailing Address (if different from street address)	City	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value:	__________	Par value per share:	$ _______	Number of shares without par value:	75,000

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) SANDRO PIANCONE

       Name

916 SOUTHWOOD BLVD STE 1A                   INCLINE VILLAGE               NV                 89451

Street Address                                                                      City                               State            Zip Code

2)  _______________________________________________________________________

       Name

_________________________________   ___________________   _______   ____________

Street Address                                                              City                      State          Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be: ANY LEGAL PURPOSE	6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the Information contained herein Is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

JAMES K BURAU                                                                X   JAMES K BURAU

Name                                                                                      Incorporator Signature

916 SOUTHWOOD BLVD STE 1A      INCLINE VILLAGE          NV             89451

Street Address                                                         City                         State          Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X JAMES K BURAU 4/1/2019 Authorized Signature of Registered Agent or On Behalf or Registered Agent Entity Date

This form must be accompanied by appropriate fees	Nevada Secretary of State NRS 78 Articles Revised: 1-5-15